Exhibit 99.1

Five Point Holdings, LLC Reports Second Quarter 2019 Results

Second Quarter 2019 and Recent Highlights

•

Continued land development activity at Valencia (formerly Newhall Ranch) in Los Angeles County positions the Company to deliver homesites and generate revenue at this community in the fourth quarter of 2019.

•

City of Hope, a world-renowned independent research and treatment center for cancer, announced plans to invest more than $1.0 billion to develop and operate a new comprehensive cancer center and micro hospital at the Five Point Gateway Campus in Orange County, the nation’s sixth most populous county.

•	In July, the Company (through two of its subsidiaries) issued an additional $125.0 million aggregate principal amount of 7.875% Senior Notes due 2025.

•

The Company maintains ample liquidity of $416.7 million at June 30, 2019. As adjusted for the $125.0 million Senior Notes offering, total liquidity would have been approximately $540 million at June 30, 2019.

Irvine, CA, August 8, 2019 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use, master-planned communities in California, today reported its second quarter results for 2019. Emile Haddad, Chairman and CEO, said, “This has been an exciting quarter for us. City of Hope, a world-renowned independent research and treatment center for cancer, announced that it will be investing more than $1.0 billion to develop and operate a new comprehensive cancer center at Five Point Gateway. We also successfully issued an additional $125.0 million of Senior Notes. Operationally, at Valencia in Los Angeles County we remain on schedule to deliver our first homesites in the fourth quarter of this year. At the Great Park in Irvine, we continue to see steady performance by our guest builders, and hundreds of thousands of people are enjoying the sports and entertainment amenities built at the community.”

Second Quarter 2019 Consolidated Results

Liquidity and Capital Resources

As of June 30, 2019, total liquidity of $416.7 million was comprised of cash and cash equivalents totaling $292.7 million and borrowing availability of $124.0 million under our $125.0 million unsecured revolving credit facility. Total capital was $1.9 billion, reflecting $2.9 billion in assets and $1.0 billion in liabilities and redeemable noncontrolling interests.

Results of Operations for the Three Months Ended June 30, 2019

Revenues. Revenues of $12.4 million for the three months ended June 30, 2019 were primarily generated from management services.

Equity in loss from unconsolidated entities. Equity in loss from unconsolidated entities was $2.7 million for the three months ended June 30, 2019. The loss was primarily due to our proportionate share of the Great Park Venture’s net loss during the quarter of $5.5 million. After adjusting for amortization and accretion of the basis difference, our equity in loss from our 37.5% percentage interest in the Great Park Venture was $1.5 million. Equity in loss from our 75% interest in the Gateway Commercial Venture was $1.2 million for the three months ended June 30, 2019.

Selling, general, and administrative. Selling, general, and administrative expenses were $26.0 million for the three months ended June 30, 2019.

Net loss. Consolidated net loss for the quarter was $22.6 million. The net loss attributable to noncontrolling interests totaled $12.1 million, resulting in net loss attributable to the Company of $10.5 million.

Segment Results

Valencia Segment (formerly Newhall). Total segment revenues were $0.8 million for the second quarter of 2019 and were derived from agricultural land leasing and the sale of citrus crops. Selling, general, and administrative expenses were $3.9 million for the three months ended June 30, 2019.

San Francisco Segment. Total segment revenues were $1.0 million for the second quarter of 2019. Revenues during the quarter were mostly attributable to fees generated from management agreements. Selling, general, and administrative expenses were $5.2 million for the three months ended June 30, 2019.

Great Park Segment. Total segment revenues were $43.9 million for the second quarter of 2019. Revenues were mainly attributable to the sale of land entitled for 60 homesites on approximately six acres at the Great Park Neighborhoods. Initial gross proceeds from the sale were $30.3 million representing the base purchase price. The Great Park segment’s net loss for the quarter was $2.3 million, which included net loss of $5.5 million attributed to the Great Park Venture that is not consolidated in our financial statements. After adjusting to account for a difference in investment basis, the Company’s equity in loss from the Great Park Venture was $1.5 million for the three months ended June 30, 2019.

Commercial Segment. Total segment revenues were $8.9 million from tenant leases at the Five Point Gateway Campus and property management services provided by us to the Gateway Commercial Venture during the second quarter of 2019. Segment expenses were mostly comprised of depreciation, amortization and interest expense totaling $8.7 million. Segment net loss was approximately $1.4 million. Our share of equity in loss from the Gateway Commercial Venture totaled $1.2 million for the three months ended June 30, 2019.

Conference Call Information

In conjunction with this release, Five Point will host a conference call today, Thursday, August 8, 2019 at 5:00 pm Eastern Time. Emile Haddad, President and Chief Executive Officer, and Erik Higgins, Vice President and Chief Financial Officer, will host the call. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (888) 208-1711 (domestic) or (720) 543-0214 (international). A telephonic replay will be available starting approximately two hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 6521828. The telephonic replay will be available until 11:59 p.m. Eastern Time on August 22, 2019.

About Five Point

Five Point, headquartered in Irvine, California, designs and develops large mixed-use, master-planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® (formerly known as Newhall Ranch®) in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. This press release may contain forward-looking statements regarding: our expectations of our future revenues, costs and financial performance; future demographics and market conditions in the areas where our communities are located; the outcome of pending litigation and its effect on our operations; the timing of our development activities; and the timing of future real estate purchases or sales. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Investor Relations:

Bob Wetenhall, 949-349-1087

bob.wetenhall@fivepoint.com

or

Media:

Steve Churm, 949-349-1034

steve.churm@fivepoint.com

Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES:
Land sales	$10	$3	$65	$52
Land sales—related party	236	221	466	442
Management services—related party	11,168	11,440	22,231	23,207
Operating properties	973	1,426	2,698	4,356

Total revenues	12,387	13,090	25,460	28,057

COSTS AND EXPENSES:
Land sales	—	52	—	90
Management services	7,479	6,763	15,095	13,852
Operating properties	1,199	1,107	3,100	3,497
Selling, general, and administrative	25,993	29,015	51,766	57,611

Total costs and expenses	34,671	36,937	69,961	75,050

OTHER INCOME:
Adjustment to payable pursuant to tax receivable agreement	—	—	—	1,928
Interest income	2,316	2,910	4,770	5,657
Gain on settlement of contingent consideration—related party	—	—	64,870	—
Miscellaneous	9	631	19	8,412

Total other income	2,325	3,541	69,659	15,997

EQUITY IN (LOSS) EARNINGS FROM UNCONSOLIDATED ENTITIES	(2,669)	9,003	6,213	5,396

(LOSS) INCOME BEFORE INCOME TAX (PROVISION) BENEFIT	(22,628)	(11,303)	31,371	(25,600)
INCOME TAX (PROVISION) BENEFIT	—	—	(1,266)	—

NET (LOSS) INCOME	(22,628)	(11,303)	30,105	(25,600)
LESS NET (LOSS) INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(12,116)	(6,143)	16,809	(15,208)

NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	$(10,512)	$(5,160)	$13,296	$(10,392)

NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$(0.16)	$(0.08)	$0.19	$(0.16)
Diluted	$(0.16)	$(0.08)	$0.18	$(0.18)
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	66,256,961	65,076,395	66,234,066	64,226,628
Diluted	66,256,961	65,076,395	145,403,189	144,853,566
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$(0.00)	$(0.00)	$0.00	$(0.00)
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic	79,275,234	79,794,047	79,169,124	80,602,759
Diluted	79,275,234	79,794,047	79,275,824	80,602,759

FIVE POINT HOLDINGS, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)

(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
INVENTORIES	$1,810,697	$1,696,084
INVESTMENT IN UNCONSOLIDATED ENTITIES	537,125	532,899
PROPERTIES AND EQUIPMENT, NET	32,265	31,677
INTANGIBLE ASSET, NET—RELATED PARTY	87,107	95,917
CASH AND CASH EQUIVALENTS	292,661	495,694
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	1,739	1,403
RELATED PARTY ASSETS	90,832	61,039
OTHER ASSETS	24,619	9,179

TOTAL	$2,877,045	$2,923,892

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$492,469	$557,004
Accounts payable and other liabilities	163,870	161,139
Related party liabilities	128,850	178,540
Deferred income tax liability, net	10,449	9,183
Payable pursuant to tax receivable agreement	172,633	169,509

Total liabilities	968,271	1,075,375

REDEEMABLE NONCONTROLLING INTEREST	25,000	—

CAPITAL:
Class A common shares; No par value; Issued and outstanding: 2019—68,746,555 shares; 2018—66,810,980 shares
Class B common shares; No par value; Issued and outstanding: 2019—79,275,234 shares; 2018—78,838,736 shares
Contributed capital	564,199	556,521
Retained earnings	47,107	33,811
Accumulated other comprehensive loss	(3,298)	(3,306)

Total members’ capital	608,008	587,026
Noncontrolling interests	1,275,766	1,261,491

Total capital	1,883,774	1,848,517

TOTAL	$2,877,045	$2,923,892

FIVE POINT HOLDINGS, LLC

SUPPLEMENTAL DATA

(In thousands)

(Unaudited)

Liquidity

June 30, 2019
Cash and cash equivalents	$292,661
Borrowing capacity (1)	124,000

Total liquidity	$416,661

(1)

As of June 30, 2019, no amounts were drawn on the Company’s $125.0 million revolving credit facility; however, letters of credit of $1.0 million are issued and outstanding under the revolving credit facility, thus reducing the available capacity by the outstanding letters of credit amount.

Debt to Total Capitalization

June 30, 2019
Debt (1)	$500,000

Total capital	1,883,774

Total capitalization	$2,383,774

Debt to total capitalization	21.0%

(1)

For purposes of this calculation, debt is not the same as the calculation of “Consolidated Funded Indebtedness” under the Company’s revolving credit facility and Senior Notes indenture, which would include a $102.7 million related party contractual reimbursement obligation. The Company previously presented this calculation inclusive of the reimbursement obligation but intends to present this calculation going forward in the manner set forth above.

Segment Results

Valencia (formerly Newhall)

The following table summarizes the results of operations of our Valencia segment for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Statement of Operations Data
Revenues
Land sales	$10	$3	$65	$52
Land sales—related party	14	—	23	—
Operating properties	796	1,239	2,347	3,988

Total revenues	820	1,242	2,435	4,040

Costs and expenses
Land sales	—	52	—	90
Operating properties	1,199	1,107	3,100	3,497
Selling, general, and administrative	3,892	4,428	7,701	8,516

Total costs and expenses	5,091	5,587	10,801	12,103

Other income	10	81	21	6,862

Segment loss	$(4,261)	$(4,264)	$(8,345)	$(1,201)

San Francisco

The following table summarizes the results of operations of our San Francisco segment for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Statement of Operations Data
Revenues
Land sales—related party	$222	$221	$443	$442
Operating property	177	187	351	368
Management services—related party	573	1,432	1,271	3,052

Total revenues	972	1,840	2,065	3,862

Costs and expenses
Management services	252	212	629	611
Selling, general, and administrative	5,185	6,544	9,697	12,930

Total costs and expenses	5,437	6,756	10,326	13,541

Other income—gain on settlement of contingent consideration, related party	—	—	64,870	—

Segment (loss) income	$(4,465)	$(4,916)	$56,609	$(9,679)

Great Park

The following table summarizes the results of operations of our Great Park segment for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Statement of Operations Data
Revenues
Land sales	$31,079	$170,320	$62,545	$170,576
Land sales—related party	2,338	286	130,035	437
Management services—related party	10,437	9,918	20,833	19,975

Total revenues	43,854	180,524	213,413	190,988

Costs and expenses
Land sales	21,149	118,113	128,968	118,113
Management services	7,227	6,551	14,466	13,241
Selling, general, and administrative	10,496	8,305	17,071	16,792
Management fees—related party	8,403	7,632	16,620	15,264

Total costs and expenses	47,275	140,601	177,125	163,410

Interest income	1,096	908	1,655	1,887

Segment (loss) income	$(2,325)	$40,831	$37,943	$29,465

The table below reconciles the Great Park segment results to the equity in (loss) earnings from our investment in the Great Park Venture that is reflected in the condensed consolidated statements of operations for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Segment net (loss) income from operations	$(2,325)	$40,831	$37,943	$29,465
Less net income of management company attributed to the Great Park segment	3,211	3,367	6,368	6,734

Net (loss) income of Great Park Venture	(5,536)	37,464	31,575	22,731

The Company’s share of net (loss) income of the Great Park Venture	(2,076)	14,049	11,841	8,524
Basis difference accretion (amortization)	580	(5,123)	(3,893)	(3,652)

Equity in (loss) earnings from the Great Park Venture	$(1,496)	$8,926	$7,948	$4,872

Commercial

The following table summarizes the results of operations of our Commercial segment for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Statement of Operations Data
Revenues
Rental and related income	$6,713	$6,241	$13,104	$12,946
Rental and related income—related party	2,041	—	4,030	—
Property management services—related party	158	90	127	180

Total revenues	8,912	6,331	17,261	13,126

Costs and expenses
Rental operating expenses	1,584	828	3,148	1,667
Interest	4,358	2,428	8,689	4,710
Depreciation	3,307	1,784	5,484	3,611
Amortization	1,029	1,017	2,058	2,058
Other expenses	40	81	69	201

Total costs and expenses	10,318	6,138	19,448	12,247

Segment (loss) income	$(1,406)	$193	$(2,187)	$879

The table below reconciles the Commercial segment results to the equity in (loss) earnings from our investment in the Gateway Commercial Venture that is reflected in the condensed consolidated statements of operations for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Segment net (loss) income from operations	$(1,406)	$193	$(2,187)	$879
Less net income of management company attributed to the Commercial segment	158	90	127	180

Net (loss) income of Gateway Commercial Venture	(1,564)	103	(2,314)	699

Equity in (loss) earnings from the Gateway Commercial Venture	$(1,173)	$77	$(1,735)	$524